UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 3, 2025

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, Suite 1500, Tucson, Arizona	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 – Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 below.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 3, 2025, Applied Energetics has appointed Dr. David Spence to serve as its Chief Product Officer.

Dr. Spence, age 59, has more than 25 years of experience in the conception, design, and commercialization of advanced laser technologies across industrial, scientific, and defense markets. He has held leadership roles at Spectra-Physics, Newport Corporation, and most recently, was Senior Engineering Manager, Advanced Technology Development Group for MKS Instruments, where he directed cross-functional teams developing next-generation ultrashort pulse laser systems, nonlinear optical solutions, and diode-pumped solid-state amplifiers. Dr. Spence is also an Optica Fellow, holds over a dozen issued patents, and has authored numerous scientific publications. Dr. Spence holds a Ph.D. in Laser Physics from the University of St. Andrews in Scotland and a B.Sc. in Physics with First Class Honors from the University of Stirling.

We have entered into an Executive Employment Agreement with Dr. Spence setting forth the terms of his service as Chief Product Officer. The agreement is for a term of three years and is renewable thereafter for sequential one-year periods. The agreement may be terminated by the company for “Cause” or by Dr. Spence for “Good reason” both of which terms are defined in the agreement. The agreement may also be terminated, without Cause or Good Reason, by either party upon ninety days’ written notice to the other. In the event of a termination of the agreement by Dr. Spence with Good Reason, or by us without cause, we must pay him any unpaid base compensation due as of the termination date as well as any pro rata unpaid bonus and or expenses.

The agreement calls for (i) a cash salary of $250,000 per annum, payable monthly, and eligibility for a discretionary bonus within 60 days of the end of each year, and (ii) incentive stock options to purchase up to 500,000 shares of our common stock at an exercise price of $1.71 per share under the company’s 2018 Incentive Stock Plan. These options vest in four equal annual instalments commencing on the first anniversary of the grant date. The agreement also calls for a moving allowance and standard benefits.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release, dated October 8, 2025 -- Applied Energetics Appoints Dr. David Spence as Chief Product Officer
99.2	Executive Employments Agreement, dated as of October 3, 2025, by and between the company and Dr. David Spence
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Christopher Donaghey
Christopher Donaghey
President and Chief Executive Officer

Date: October 8, 2025

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